EXHIBIT 23.2

                             Consent of David Fischer & Co., P.A.


To the Board of Directors and Stockholders of HealthCare Imaging Services, Inc.
Red Bank, New Jersey

     We consent to the incorporation by reference in this Registration Statement of HealthCare Imaging Services, Inc. (the "Company") on Form S-8 of (i) the report of David Fischer & Co., P.A., dated August 18, 1998, on the Financial Statements of Irving N. Beran M.D., P.A. and Affiliates for the years ended December 31, 1997 and 1996 appearing in the Current Report on Form 8-K of the Company filed with the Securities and Exchange Commission on October 16, 1998 and (ii) the report of David Fischer & Co., P.A., dated January 7, 1998, on the Financial Statements of M.R. Radiology Imaging of Lower Manhattan, P.C. for the year ended December 31, 1996 appearing in the Current Report on Form 8-K/A-1 of the Company filed with the Securities and Exchange Commission on January 16, 1998.

/s/ David Fischer & Co., P.A.
DAVID FISCHER & CO., P.A.



Morristown, New Jersey
January 28, 1999